CONSULTING AGREEMENT

     This Consulting Agreement ("Agreement") is entered into this 1 st day of October 2001 (the "Effective Date") by and between Global Financial Services, Inc. ("Global" or 'Consultant"), a California Corporation and Frank Tribble, Barry Cohen, Esq., and Mark Sutter ("Consultants"), Individuals wrath
Butterfield-B1air, Inc., (the "Company"), a Colorado Corporation dlb/a. novahead, Inc. or any of its successors.

     The Company desires to engage Global and the Consultants, subject to the terms and conditions of this Agreement, to perform certain services for the Company.

     Now, therefore, in consideration of the mutual promises and covenants contained herein, the parties agree as follows:

1. ENGAGEMENT OF CONSULTANT

The Company hereby engages Consultants and Consultants hereby agree to hold themselves available to render, at the request of the Company, independent consulting services for the Company, upon the terms and conditions hereinafter set forth. Such consulting services rendered to the Company's management shall include but nit be limited to (a) advice concerning the corporate planning and development of the Company; and or assistance in marketing and promotions of any or all products of the Company; (b) advice and or assistance in concerning potential merger and/or acquisition candidates for the Company; (e) development matters such as a Public Offering coordinator in a Private Placement of its Common Stack; (d) assistance with Management and with its corporate attorneys, its auditing and accounting staff as to the Federal and State Securities Laws fling requirements with AICPA standards and procedures.

2. TERM

The term of this Agreement {"Term'} shall begin as of the Effective Date and shall terminate one (1) year thereafter. Anything to the contrary contained herein notwithstanding either party may terminate this Agreement with or without cause. The terminating party shall give written notice to the other party of its intent to terminate the Agreement at least thirty (30) days prier to the intended effective date of termination.

3. COMPENSATION

     A. CONSULTING FEES

     For any CASH FUNDS raised for the Company by the Consultants' introduction of a shareholder, an investment banker, a venture capitalist, a broker or a broker-dealer, the Consultants shall be paid a 3% introduction fee when the funds are cleared and in the Company's possession. Such funds paid to Consultants or nominees shall be divided equally if the Consultants accept such fee, which is at their discretion.

     B. WARRANTS

     Each Consultant or his/its nominee(s)-shall receive compensation in the form of Warrants to purchase five hundred thousand (500,000) shares of the Company's Common Stock (the "Warrants"). The Warrants shall be exercisable at a price of $0.25 per Share for the first two hundred and fifty thousand (250,000) Shares and $0.50 for the last two hundred and fifty thousand (250,000) Shares.

     The Warrants shall be deemed exercisable immediately after the Company has received a trading symbol and is publicly trading on any exchange. The Warrants are also fully exercisible in the event that the Company becomes a public company through a merger to another public trading company, or is acquired by another public corporation or by transfer of assets through a sale, or by an Initial Public Offering, "IPO". The preceding events are not to be interpreted as meaning that the Warrants are exercisible because the Company became a public company by merging with Butterfield-Blair. The Warrants shall be exercisable in numbers proportionate to any stock splits.

     C. REGISTRATION OF SHARES

     The Company agrees that, immediately after receiving a trading symbol, it will register the shares underlying the Warrant with the Securities and Exchange Commission through the use of a Registration Statement on Form S-8, under the Securities Act of 1933.

4. INDEPENDENT CONTRACTOR

It is expressly agreed that Consultants are acting as independent contractors in performing their services hereunder. The Company shall not pay any contributions to social security unemployment insurance for the benefit of Consultant, federal or state withholding taxes nor provide any other contributions or benefits, which might be expected in an employer-employee relationship.

The Company acknowledges that it is aware that bath Consultants and/or Global may, from tame to time, perform. services for, receive remuneration from and/or hold equity positions in entities other than the Company. Consultants are under no obligation to disclose to the Company the nature of such services or any remuneration received.

5. EXPENSES

Consultants shall be responsr`ble for all costs and expenses incident to Consultants' performance of services required by this Agreement.

6. ASSIGNMENT

This Agreement is a personal one being entered into in reliance upon and in consideration of the singular personal skills and qualifications of each Consultant and Global. Consultants and Global shall therefore not voluntarily or by operation of law assign or otherwise transfer the obligations the Company. Any attempt at assignment or transfer by Consultants of its obligations without such consent shall be wholly void. This Agreement shelf be binding upon and inure to the benefitof the successors-in-interest, assignees and personal representatives of the respective parties.

7. NOTICES

All notices and other communications provided for or permitted hereunder can be made by hand delivery, first class mail, telex or telecopies, "faxed" addressed as follows:

PARTIES                             ADDRESS
-------                             -------
CONSULTANTS                         Global Financial Services, Inc.
                                    Frank Tribble
                                    Barry Cohen, Esq.
                                    Mark Suffer
                                    5657 Whitnall Hwy
                                    North Hollywood, CA. 91.601

COMPANY                             Butterfield-Blair, IM.,. d/bla/ novahead,1nc.
                                    2130 East Turney Ave.
                                    Phoenix, AZ 85016

All such notices and communication shall be deemed to have been duly given when delivered by hand, if personally delivered; five (5) business day after deposit in any United States Post Office in the continental United States, postage prepaid, if mailed; the same day of transmission if sent by facsimile transmission; and when receipt is acknowledged or confirmed.

8. AUTHORIZATION TO ENGAGE THE CONSULTANTS

By executing this Agreement, the Company covenants that it has the authority to enter into the Agreement and abide by its terms. The Directors of the Company have approved this Agreement.

9. FURTHER ASSURANCES

From time to time each Party will execute and deliver such further instruments and will take such other action as any other Party may reasonably request in order to discharge and perform their obligations and agreement thereunder and to give effect to the intentions expressed in this Agreement.

10. UNENFORCEABLE TERMS

Any provision hereof prohibited by law or unenforceable under the law of any jurisdiction in which such provision is applicable shall as to such jurisdiction only be ineffective without affecting any other provision of this Agreement.

11. ATTORNEYS FEES

In the event a dispute arises with respect to this Agreement, the party prevailing in such dispute shall be entitled to recover all expenses, including without limitation, reasonable attorney's fees and expenses incurred in ascertaining such party's rights, in preparing to enforce or in enforcing such party's rights under this Agreement, whether or not it was necessary for such party to institute suit.

12. EXECUTION 1N COUNTERPARTS

This Agreement may be executed in any number of counterparts, each of which may be deemed an original, and all of which together shall constitute one and the same instruirient.

13. NUSCELLANEOUS PROVISIONS

The various headings and numbers herein and the grouping of provisions of this Agreement into separate articles and paragraphs are for the purpose of convenience only and shall not be considered a part hereof.

14. COMPLETE AGREEMENT

This Agreement constitutes the fall and entire understanding and agreement between the Parties with regard to the subject hereof and this Agreement supersedes any and all other agreements, either oral or in writing, between the Parties with respect to the subject mattbr contained herein Each Party to this Agreement acknowledges that no representations, inducements, promises or agreements. oral or otherwise, have been made by any Party, or anyone herein, and that no other Agreement, statement or promise not contained in this Agreement may he changed or amended only-by an amendment in writing signed by both of the Parties or their respective successors-ininterest.

15. GOVERNING LAW AND JURISDICTION

This Agreement shall be governed in all respects by and interpreted in accordance with the laws of the State of Arizona. Each of the Parties hereto consents to such jurisdiction for the enforcement of this Agreement and matters pertaining to the transactions and activities contemplated hereby.

IN WITNESS WHEREOF, in signing the Parties hereto are in full agreement having executed this Agreement as of the day and year as first above written in its terms and conditions.

COMPANY

BUTTERFIELD-BLAIR, INC.
D.B.A. NOVAHEAD, INC.

By: /s/Thomas J. Sweeney
------------------------
THOMAS J. SWEENEY, CEO


CONSULTANT                                          CONSULTANT
GLOBAL FINANCIAL SERVICES, INC.                     FRANK TRIBBLE
BY /s/Barry Cohen                                   BY /s/Frank Tribble
Attorney in fact

BARRY COHEN, ESQ.                                   MARK SUTTER
BY /s/Barry Cohen                                   BY /s/Mark Sutter
BARRY COHEN, ESQ.                                   MARK SUTTER
